EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Ezenia! Inc. appearing in the Annual Report on Form 10-K and Amendment No. 1 on Form 10K/A of Ezenia! Inc. for the year ended December 31, 2004.

/s/ Brown & Brown LLP
Boston, Massachusetts
May 31, 2005